Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-221019, 333-206803 and 333-229429) of Medigus Ltd. of our report dated April 21, 2020, which appears in this Form 20-F, relating to the consolidated financial statements of Algomizer Ltd. for the period from September 4, 2019 through December 31, 2019.

	By:	/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co. Certified Public Accountants
Date: April 21, 2020		A Firm in the Deloitte Global Network